Exhibit 99.1

LOS ANGELES
SINGAPORE
SELANGOR
PENANG
BANGKOK
SUZHOU
SHANGHAI

FOR IMMEDIATE RELEASE	Company Contact: A. Charles Wilson Chairman (818) 787-7000	Investor Contact: Berkman Associates (310) 826-5051 info@BerkmanAssociates.com
Trio-Tech Reports Fiscal 2007 Net Income of $1.02 Per Share Versus Fiscal 2006 Net Income From Continuing Operations of $0.19 Per Share As Revenue Increased 60.7% to A Record $46.8 Million
Fourth Quarter Income From Operations Increased 84.2% Versus Prior Year
     Van Nuys, CA — September 17, 2007 — Trio-Tech International (AMEX:TRT) today announced record revenue and net income for fiscal 2007, as the Company expanded its semiconductor product sales and testing services businesses in China and Southeast Asia.
     “Trio-Tech’s outstanding performance for fiscal 2007 demonstrates that our strategy to build our presence in key markets in China and Southeast Asia, expand the range of equipment and services we offer, and make it easier for our customers to do business with us is the right one for our Company. The decision we made to invest in our strengths has improved our relationships with existing customers, created opportunities for us to attract new customers, and set the stage for us to achieve the sustained growth we are aiming for over the long term,” said Chief Executive Officer S.W. Yong.
Fiscal 2007 Results
     For the twelve months ended June 30, 2007, revenue increased 60.7% to a record $46,750,000 compared to $29,099,000 for fiscal 2006.
     Net income for fiscal 2007, net of income taxes and minority interest, increased to a record $3,308,000, or $1.02 per diluted share. This compares to net income from continuing operations for fiscal 2006, net of income taxes and minority interest, of $597,000, or $0.19 per diluted share. Including net income from discontinued operations of $8,459,000, or $2.71 per diluted share, Trio-Tech reported net income for fiscal 2006 of $9,056,000, or $2.90 per diluted share.
     Revenue from product sales increased 76.6% for fiscal 2007 to $25,867,000 compared to $14,644,000 for fiscal 2006, primarily the result of higher sales of the Company’s semiconductor burn-in systems to customers in China and Southeast Asia.
     Testing segment revenue increased 44.5% to $20,883,000 for fiscal 2007 compared to $14,455,000 a year earlier, reflecting strong demand for Trio-Tech’s semiconductor testing services and the contribution of the Company’s second Chinese testing facility, in Suzhou, which began operating in the second quarter of fiscal 2007.
     Gross margin for fiscal 2007 was 25.9% compared to 27.3% for fiscal 2006, reflecting the increased contribution of product sales to total revenue in fiscal 2007 versus prior year.
     Total operating expenses for fiscal 2007 increased 6.1% to $7,896,000 compared to $7,444,000 for fiscal 2006. As a percent of gross revenue, operating expenses decreased to 16.9% compared to 25.6% for fiscal 2006. “We are proud of our ability to leverage our overhead structure to support our rapid growth, and will continue to exercise tight control over operating costs,” Yong said.
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14731 Califa Street, Van Nuys, CA 91411, USA • TEL: (818) 787-7000 • FAX (818) 787-9130

Trio-Tech Reports Fiscal 2007 Net Income of $1.02 Per Share
September xx, 2007
Page Two
Fourth Quarter Results
     For the three months ended June 30, 2007, total revenue decreased 3.2% to $9,194,000 compared to $9,500,000 for the fourth quarter of fiscal 2006. Testing segment revenue increased 43.3% to $5,364,000 compared to $3,744,000 for the prior year, and revenue from product sales decreased to $3,830,000 compared to $5,756,000.
     Gross margin for the fourth quarter of fiscal 2007 was 28.5% compared to 26.0% for the fourth quarter of fiscal 2006, reflecting the increased contribution of testing services to total revenue in the forth quarter of fiscal 2007 period versus prior year.
     Income from operations for the fourth quarter of fiscal 2007 increased 84.2% to $783,000 compared to $425,000 for the fourth quarter of fiscal 2006.
     Net income for the fourth quarter of fiscal 2007, net of income taxes and minority interest, was $672,000, or $0.21 per diluted share. This compares to net income for the fourth quarter of fiscal 2006, net of income taxes and minority interest, of $705,000, or $0.22 per diluted share. Net income in the fourth quarter of fiscal 2006 included a one-time reversal of a provision of $269,000 related to the value added tax assessment incurred in Trio-Tech’s Bangkok testing operation.
Balance Sheet Highlights
     As of June 30, 2007, cash and cash equivalents were $14,950,000, working capital was $16,445,000, and shareholders’ equity was $21,434,000. As of June 30, 2006, cash and cash equivalents were $10,390,000, working capital was $13,295,000, and shareholders’ equity was $17,392,000.
About Trio-Tech
     Founded in 1958, Trio-Tech International provides third-party semiconductor testing and burn-in services primarily through its laboratories in Southeast Asia. Headquartered in Van Nuys, California, the Company also designs, manufactures and markets equipment and systems used in the testing and production of semiconductors, and distributes semiconductor processing and testing equipment manufactured by others. For further information or to request quotations for any of Trio-Tech’s complete line of semiconductor test equipment, please visit the Company’s Web site at www.triotech.com.
Forward-Looking Statements
     This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the Company’s products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, excess or shortage of production capacity, and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.
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TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenue
Products	$3,830	$5,756	$25,867	$14,644
Services	5,364	3,744	20,883	14,455

	9,194	9,500	46,750	29,099

Cost of Sales
Cost of products sold	3,177	4,591	21,608	11,805
Cost of services rendered	3,394	2,440	13,049	9,363

	6,571	7,031	34,657	21,168

Gross Margin	2,623	2,469	12,093	7,931

Operating Expenses
General and administrative	1,613	1,779	6,561	6,321
Selling	209	202	1,091	970
Research and development	17	17	69	70
Impairment loss	2	46	176	61
(Gain) Loss on disposal of property, plant and equipment	(1)	—	(1)	22

	1,840	2,044	7,896	7,444

Income from Operations	783	425	4,197	487

Other Income (Expenses)
Interest expense	(20)	(31)	(139)	(142)
Other income	23	402	178	598

Total Other Income	3	371	39	456
Income from Continuing Operations before Income Tax	786	796	4,236	943
Income Tax Provision	48	(33)	765	258

Income from Continuing Operations before Minority Interest	738	829	3,471	685
Minority interest	(66)	(124)	(163)	(88)

Income from Continuing Operations	672	705	3,308	597
Income from Discontinued Operations	—	—	—	8,459

Net Income Attributed to Common Shares	$672	$705	$3,308	$9,056

Basic earnings per share from continuing operations	$0.21	$0.22	$1.03	$0.19
Basic earnings per share from discontinued operations	—	—	—	2.72

Basic earnings per share	$0.21	$0.22	$1.03	$2.91

Diluted earnings per share from continuing operations	$0.21	$0.22	$1.02	$0.19
Diluted earnings per share from discontinued operations	—	—	—	2.71

Diluted earnings per share	$0.21	$0.22	$1.02	$2.90

Weighted Average Shares Outstanding
Basic	3,224	3,219	3,225	3,115
Diluted	3,235	3,234	3,235	3,128
COMPREHENSIVE INCOME:
Net income	672	705	3,308	9,056
Foreign currency translation adjustment	(46)	193	911	(190)

COMPREHENSIVE INCOME	$626	$898	$4,219	$8,866

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	June 30,	June 30,
	2007	2006
ASSETS

CURRENT ASSETS:
Cash	$7,135	$2,551
Short-term deposits	7,815	7,839
Trade accounts receivable, net	7,410	8,518
Other receivables	245	306
Inventories, net	1,946	2,447
Prepaid expenses and other current assets	122	170

Total current assets	24,673	21,831

PROPERTY, PLANT AND EQUIPMENT, Net	7,458	7,073
OTHER INTANGIBLE ASSETS, Net	212	311
OTHER ASSETS	445	169

TOTAL ASSETS	$32,788	$29,384

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Line of credit	$—	$116
Accounts payable	2,265	3,809
Accrued expenses	4,354	3,045
Income taxes payable	948	603
Current portion of notes payable	536	856
Current portion of capital leases	125	107

Total current liabilities	8,228	8,536

NOTES PAYABLE, net of current portion	139	644
CAPITAL LEASES, net of current portion	155	230
DEFERRED TAX LIABILITIES	373	386

TOTAL LIABILITIES	8,895	9,796

MINORITY INTEREST	2,459	2,196

SHAREHOLDERS’ EQUITY:
Common stock; no par value, 15,000,000 shares authorized; 3,227,992 and 3,219,407 shares issued and outstanding	10,361	10,338
at June 30, 2007 and 2006, respectively Paid-in capital	460	337
Accumulated retained earnings	10,135	7,150
Accumulated other comprehensive loss-translation adjustments	478	(433)

Total shareholders’ equity	21,434	17,392

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$32,788	$29,384